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                                                                        Exhibit
                                                                            8.1

                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE


                                                            November 22, 1996


                             Paine Webber Group Inc.
                               PWG Capital Trust I
                           Preferred Trust Securities


Ladies and Gentlemen:

                  We have acted as counsel for Paine Webber Group Inc., a Delaware corporation (the "Company"), and PWG Capital Trust I, a business trust created under the Delaware Business Trust Act of the State of Delaware (the "Trust"), in connection with the proposed issuance by the Trust of Preferred Trust Securities (the "Preferred Securities") pursuant to the terms of a Declaration of Trust dated as of October 7, 1996 (the "Declaration"), as amended and restated by an Amended and Restated Declaration of Trust (as so amended and restated, the "Amended Declaration"), among the Company, as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust to be dated as of the date of the initial issuance of Preferred Securities by the Trust. Pursuant to a Guarantee Agreement (the "Guarantee Agreement"), between the Company and The Chase Manhattan Bank, as Trustee (the "Guarantee Trustee"), to be dated as of the date of the initial issuance of Preferred Securities by the Trust, the Preferred Securities will be guaranteed (the "Guarantee") by the Company with respect to distributions and payments upon liquidation, redemption or otherwise, as and to the extent set forth in the Guarantee Agreement. The assets of the Trust will consist of a series of Junior Subordinated Debt Securities (the "Junior Subordinated Debentures") of the Company which will be issued under an Indenture (the "Base Indenture"), to be entered into by the Company and The Chase Manhattan Bank, as
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Trustee (the "Indenture Trustee"), as supplemented by a Supplemental Indenture with respect to such series to be entered into by the Company and the Indenture Trustee (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture") as of the date of the initial issuance of Preferred Securities by the Trust.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation of the Company, as amended; (b) the By-laws of the Company; (c) the Registration Statement on Form S-3 (Registration Nos. 333-13831 and 333-13831-01 filed with the Securities and Exchange Commission (the "Commission") on October 10, 1996, as amended by Amendment No. 1 thereto filed with the Commission on November 22, 1996, with respect to the registration of the Preferred Securities, the Guarantee and the Junior Subordinated Debentures (collectively, the "Securities") under the Securities Act of 1933 (the "Securities Act") (such Registration Statement, as so amended, including the form of Prospectus relating to the Securities (the "Prospectus") and the form of Prospectus Supplement relating to the Preferred Securities (the "Prospectus Supplement") forming a part thereof, being hereinafter referred to as the "Registration Statement"); (d) the Certificate of Trust of the Trust dated October 7, 1996 and filed with the Secretary of State of the State of Delaware on October 7, 1996; (e) the Declaration; (f) the form of the Amended Declaration; (g) the form of the Base Indenture; (h) the form of the Supplemental Indenture; (i) the form of Preferred Security attached as Annex I to Exhibit B to the form of Amended Declaration; (j) the form of Common Security attached as Annex I to Exhibit C to the form of Amended Declaration; (k) the form of Guarantee Agreement; and (l) the form of Junior Subordinated Debenture set forth in Article V of the Supplemental Indenture.

                  Based on the foregoing, we are of opinion that the statements set forth in the Prospectus Supplement under the caption "Taxation", to the extent they constitute matters of law, accurately describe the material United States Federal income tax consequences to holders of the ownership and disposition of the Preferred Securities of the Trust.
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                  We do not express any opinion as to any laws other than the
Federal income tax laws of the United States of America.

                  We know that we are referred to in the Prospectus Supplement under the caption "Taxation", and we hereby consent to such use of our name in the Registration Statement, as well as to the use of this letter as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ Cravath, Swaine & Moore



Paine Webber Group Inc.
      1285 Avenue of the Americas
           New York, NY 10019

PWG Capital Trust I
      1285 Avenue of the Americas
           New York, NY 10019